            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1998
                                                        REGISTRATION NO. 1-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 10
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                                NEWCO/UWS, INC.

             (Exact name of registrant as specified in its charter)

              WISCONSIN                             39-1931212
   (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)               Identification No.)

                            401 WEST MICHIGAN STREET
                        MILWAUKEE, WISCONSIN 53203-2896
                                 (414) 226-6900
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            ------------------------

       Securities to be registered pursuant to Section 12(b) of the Act:

         TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED
--------------------------------------    --------------------------------------
      Common Stock, no par value                 New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act: None

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Form 10 Registration Statement has been prepared on a prospective basis on the assumption that, among other things, the Distribution (as hereinafter defined) and the related transactions contemplated to occur prior to or contemporaneously with the Distribution will be consummated as contemplated by the Information Statement which is a part of this Registration Statement. There can be no assurance, however, that any or all of such transactions will occur or will occur as so contemplated. Any significant modifications or variations in the transactions contemplated will be reflected in an amendment or supplement to this Registration Statement.

                                NEWCO/UWS, INC.
                 INFORMATION INCLUDED IN INFORMATION STATEMENT
                   AND INCORPORATED BY REFERENCE INTO FORM 10
              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

    Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the Information Statement filed herewith as Exhibit 99 (the "INFORMATION STATEMENT"). None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be part hereof unless such information is specifically incorporated by reference.

ITEM 1.  BUSINESS

    The information required by this Item is contained in the body of the Information Statement under the captions "Summary," "The Distribution," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of Newco," and such information is incorporated herein by reference.

ITEM 2.  FINANCIAL INFORMATION

    The information required by this Item is contained in the body of the Information Statement under the captions "Summary Combined Financial Data for Newco," "Pro Forma Combined Condensed Financial Information of Newco," "Selected Combined Financial Information of Newco," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Newco/UWS, Inc. Index to Combined Financial Statements" and the Combined Financial Statements appearing on pages F-1 to F-20, and such information is incorporated herein by reference.

ITEM 3.  PROPERTIES

    The information required by this Item is contained in the body of the Information Statement under the caption "Business of Newco--Properties," and such information is incorporated herein by reference.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The information required by this Item is contained in the body of the Information Statement under the captions "Management of Newco" and "Security Ownership of Certain Beneficial Owners and Management," and such information is incorporated herein by reference.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

    The information required by this Item is contained in the body of the Information Statement under the caption "Management of Newco," and such information is incorporated herein by reference.

ITEM 6.  EXECUTIVE COMPENSATION

    The information required by this Item is contained in the body of the Information Statement under the captions "Management of Newco," "Executive Compensation" and "Newco Benefit Plans Following the Distribution," and such information is incorporated herein by reference.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The information required by this Item is contained in the body of the Information Statement under the captions "Agreements Between UWS and Newco," "Certain Relationships and Related Transactions" and in Note 6 of the Notes to Combined Financial Statements, and such information is incorporated herein by reference.

ITEM 8.  LEGAL PROCEEDINGS

    The information required by this Item is contained in the body of the Information Statement under the caption "Business of Newco--Legal Proceedings," and such information is incorporated herein by reference.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

    The information required by this Item is contained in the body of the Information Statement under the captions "Summary," "The Distribution," "Risk Factors" and "Dividend Policy," and such information is incorporated herein by reference.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

    On May 28, 1998, as part of its original incorporation, the Registrant issued 100 shares of its Common Stock to UWS for $100 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of the provisions of Section 4(2) thereof relating to sales by an issuer not involving any public offering.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    The information required by this Item is contained in the body of the Information Statement under the caption "Description of Capital Stock of Newco," and such information is incorporated herein by reference. Reference also is made to the Articles of Incorporation and By-Laws of Newco which are set forth as Exhibits 3.1 and 3.2 hereto.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The information required by this Item is contained in the body of the Information Statement under the caption "Liability and Indemnification of Directors and Officers of Newco," and such information is incorporated herein by reference.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

    The information required by this Item is contained in the body of the Information Statement under the captions "Summary Combined Financial Data for Newco," "Pro Forma Combined Condensed Financial Information of Newco," "Selected Combined Financial Information of Newco," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Newco/UWS, Inc. Index to Combined Financial Statements" and the Combined Financial Statements appearing on pages F-1 to F-20, and such information is incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    None.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

    (a) The information required by this Item is contained in "Newco/UWS, Inc. Index to Combined Financial Statements" on page F-1 of the Information Statement and the Combined Financial Statement appearing on pages F-1 to F-20, and such information is incorporated herein by reference.

    (b) Exhibits:
The following documents are filed as Exhibits hereto:

EXHIBIT NO.  DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       2.1   Form of Distribution and Indemnity Agreement.

       3.1   Articles of Incorporation of Registrant.

       3.2   By-Laws of Registrant.

       4.1   Specimen Common Stock Certificate (1).

       4.2   Registrant's Dividend Reinvestment and Direct Stock Purchase Plan (1).

      10.1   Form of Employee Benefits Agreement.

      10.2   Form of Tax Allocation Agreement.

      10.3   Settlement Agreement by and between United Wisconsin Services, Inc. ("UWS"), on behalf of itself and on behalf of Registrant, Wallace J. Hilliard and Ronald A. Weyers, dated April 1, 1998.

      10.4   Consolidated Federal Income Tax Allocation Agreement among Blue Cross & Blue Shield United of Wisconsin
               ("BCBSUW"), United Wisconsin Insurance Company ("UWIC"), UWS, United Wisconsin Proservices, Inc.
               ("UWPS"), Leasing Unlimited, Inc., United Wisconsin Life Insurance Company ("UWLIC"), Compcare Health
               Services Insurance Corporation ("COMPCARE"), ProHealth, Inc. and Take Control, Inc., as amended by
               Amendments dated August 6, 1993 and May 9, 1994, respectively.

      10.5   Comprehensive Tax Allocation Agreement dated July 1, 1994 among BCBSUW, UWS and various subsidiaries thereof.

      10.6   Federal Income Tax Allocation Agreement among BCBSUW, UWS, UWIC, UWLIC, UWPS, Compcare, Take Control,
               Inc., Meridian Resource Corporation ("MRC"), Valley Health Plan, Inc. ("VALLEY") and United Wisconsin
               Capital Corporation ("UWCC") for the period commencing January 1, 1993, as amended.

      10.7   Consolidated Federal Income Tax Allocation Agreement among UWS, UWIC, Compcare, Meridian Managed Care,
               Inc. ("MMC"), MRC, Valley, UWCC, Your Health Plan, Inc. ("YHP"), HMO of Wisconsin Insurance
               Corporation ("HMOW"), HMO-W, Inc. and Hometown Insurance Services, Inc. ("HTWH") commencing October 1,
               1994.

      10.8   Consolidated Federal Income Tax Allocation Agreement among UWS, UWIC, UWPS, Compcare, MMC, MRC, Valley,
               UWCC, YHP, HMOW, HMO-W, Inc., HTWH, United Heartland, Inc. ("UHI") and Meridian Marketing Services,
               Inc. ("MMS") commencing January 1, 1995.

EXHIBIT NO.  DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.9   Consolidated Federal Income Tax Allocation Agreement among UWS, UWIC, UWPS, Compcare, MMC, MRC, Valley,
               AMS HMO Holdings, Inc. (f/k/a UWCC), Unity Health Plans Insurance Corporation ("UNITY") (f/k/a HMOW),
               HMO-W, Inc., HTWN, UHI and MMS for the period commencing January 1, 1996, and American Medical
               Security Holdings, Inc., American Medical Security, Inc., American Medical Insurance Company,
               Continental Plan Services, Inc., Nurse Healthline, Inc., Accountable Health Plans, Inc., AMS Provider
               Partnerships, Inc., Unity HMO of Illinois, Inc., American Medical Security Insurance Company of Ohio
               and American Medical Security Insurance Company of Georgia for the period commencing December 3, 1996.

      10.10  Amended and Restated Joint Venture Agreement by and among BCBSUW, UWS (to be assigned to the
               Registrant), Valley and Midelfort Clinic, Ltd., effective January 1, 1997.

      10.11  Intercompany Service Agreement between BCBSUW, UWS (to be assigned to the Registrant) and UWIC, effective January 1, 1998(1).

      10.12  Intercompany Service Agreement among BCBSUW, UWS (to be assigned to the Registrant) and UWIC, effective
               January 1, 1998(1).

      10.13  Intercompany Service Agreement among BCBSUW, UWS (to be assigned to the Registrant) and UHI, effective
               January 1, 1998.

      10.14  Intercompany Service Agreement among BCBSUW, UWS (to be assigned to the Registrant) and MMC, effective
               January 1, 1998.

      10.15  Intercompany Service Agreement among BCBSUW, UWS (to be assigned to the Registrant), MMC and Compcare on behalf of its Pharmacy Services department, effective January 1, 1998.

      10.16  Intercompany Service Agreement among BCBSUW, UWS (to be assigned to the Registrant), MMC and Compcare on behalf of its RxCel department, effective January 1, 1998.

      10.17  Intercompany Service Agreement among BCBSUW, UWS (to be assigned to the Registrant), MMC and Compcare, effective January 1, 1998.

      10.18  Intercompany Service Agreement among BCBSUW, UWS (to be assigned to the Registrant) and MRC on behalf of its Investigation and Recovery Services department, effective January 1, 1998.

      10.19  Intercompany Service Agreement among BCBSUW, UWS (to be assigned to the Registrant) and MRC on behalf of its Consulting Services department, effective January 1, 1998.

      10.20  Intercompany Service Agreement among BCBSUW, UWS (to be assigned to the Registrant) and MRC on behalf of its Audit Services department, effective January 1, 1998.
      10.21  Intercompany Service Agreement among BCBSUW, UWS (subsequently assigned to the Registrant) and UWPS, effective January 1, 1998.

      10.22  Service Agreement between BCBSUW and Valley, effective January 1, 1993.

      10.23  Service Agreement between UWS (to be assigned to the Registrant) and Community Health Systems, LLC,
               dated November 1, 1994.

      10.24  Form of Service Agreement between United Wisconsin Services, Inc. (f/k/a Newco/UWS, Inc.) and American
               Medical Security Group, Inc. (f/k/a United Wisconsin Services, Inc.).

      10.25  Amended and Restated Joint Venture Agreement among BCBSUW, UWS (to be assigned to the Registrant),
               University Health Care, Inc. ("UHC" ), U-Care HMO, Inc. ("U-CARE") and Health Professionals, Inc.
               ("HPI") dated October 31, 1994.

EXHIBIT NO.  DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.26  Agreement of Merger and Joint Venture by and among UWS (to be assigned to the Registrant), UWS
               Acquisition Corporation, BCBSUW, HMO-W, Inc. and HMOW dated October 11, 1994(1).

      10.27  Service Agreement between UWS (to be assigned to the Registrant) and HPI dated November 1, 1994.

      10.28  License Agreement between UWS (to be assigned to the Registrant) and U-Care dated November 1, 1994.

      10.29  Joint Venture Agreement among UWS (to be assigned to the Registrant), BCBSUW, Compcare and Northwoods
               Health Care, LLC dated July 1, 1996, as amended October 24, 1996.

      10.30  Information System Service Agreement among Blue Cross Blue Shield of South Carolina and Blue Cross &
               Blue Shield United of Wisconsin dated August 23, 1996, as amended January 1, 1997.

      10.31  Form of Trademark Assignment Agreement by and among UWS, the Registrant and UWLIC.

      10.32  Registrant's Equity Incentive Plan(1).

      10.33  1998 Management Incentive Plan(1).

      10.34  Registrant's Deferred Compensation Plan for Directors(1).

      10.35  Registrant/BCBSUW 401(k) Plan(1).

      10.36  Registrant/BCBSUW Union Employees 401(k) Plan(1).

      10.37  Unity Health Plans Insurance Corp. 1998 Profit Sharing Plan(1).

      10.38  Registrant's and BCBSUW's 1998 Profit Sharing Plan(1).

      10.39  Registrant Voluntary Deferred Compensation Plan(1).

      10.40  Registrant Deferred Compensation Trust(1).

      10.41  Registrant/BCBSUW Hourly Pension Plan(1).

      10.42  Registrant/BCBSUW Salaried Pension Plan(1).

      10.43  Registrant/BCBSUW Supplemental Executive Retirement Plan(1).

      10.44  Registrant Stock Appreciation Rights Plan(1).

      10.45  Note and Pledge Agreement dated October 30, 1996, between BCBSUW and United Wisconsin Services, Inc.
               (subsequently to be assumed by and assigned to the Registrant).

      11     Statement regarding computation of per share earnings. (See Note 2 of Notes to Combined Financial
               Statements).

      21     Subsidiaries of the Registrant.

      27     Financial Data Schedule.

      99     Information Statement of the Registrant dated             , 1998.

------------------------

(1) To be filed by amendment.

                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                NEWCO/UWS, INC.

Date: May 29, 1998              By:             /s/ THOMAS R. HEFTY
                                     -----------------------------------------
                                      Thomas R. Hefty, CHAIRMAN OF THE BOARD,
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                  EXHIBITS TO
                                    FORM 10
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                   UNDER THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                                NEWCO/UWS, INC.
             (Exact name of registrant as specified in its charter)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               INDEX TO EXHIBITS

                                                                                                        SEQUENTIALLY
EXHIBIT NO.                                         DESCRIPTION                                        NUMBERED PAGES
-------------  -------------------------------------------------------------------------------------  -----------------
       2.1     Form of Distribution and Indemnity Agreement.

       3.1     Articles of Incorporation of Registrant.

       3.2     By-Laws of Registrant.

       4.1     Specimen Common Stock Certificate (1).

       4.2     Registrant's Dividend Reinvestment and Direct Stock Purchase Plan (1).

      10.1     Form of Employee Benefits Agreement.

      10.2     Form of Tax Allocation Agreement.

      10.3     Settlement Agreement by and between United Wisconsin Services, Inc. ("UWS"), on behalf of itself and on behalf of Registrant, Wallace J. Hilliard and Ronald A.
                 Weyers, dated April 1, 1998.

      10.4     Consolidated Federal Income Tax Allocation Agreement among Blue Cross & Blue Shield
                 United of Wisconsin ("BCBSUW"), United Wisconsin Insurance Company ("UWIC"), UWS,
                 United Wisconsin Proservices, Inc. ("UWPS"), Leasing Unlimited, Inc., United
                 Wisconsin Life Insurance Company ("UWLIC"), Compcare Health Services Insurance
                 Corporation ("COMPCARE"), ProHealth, Inc. and Take Control, Inc., as amended by
                 Amendments dated August 6, 1993 and May 9, 1994, respectively.

      10.5     Comprehensive Tax Allocation Agreement dated July 1, 1994 among BCBSUW, UWS and various subsidiaries thereof.

      10.6     Federal Income Tax Allocation Agreement among BCBSUW, UWS, UWIC, UWLIC, UWPS,
                 Compcare, Take Control, Inc., Meridian Resource Corporation ("MRC"), Valley Health
                 Plan, Inc. ("VALLEY") and United Wisconsin Capital Corporation ("UWCC") for the
                 period commencing January 1, 1993, as amended.

      10.7     Consolidated Federal Income Tax Allocation Agreement among UWS, UWIC, Compcare,
                 Meridian Managed Care, Inc. ("MMC"), MRC, Valley, UWCC, Your Health Plan, Inc.
                 ("YHP"), HMO of Wisconsin Insurance Corporation ("HMOW"), HMO-W, Inc. and Hometown
                 Insurance Services, Inc. ("HTWH") commencing October 1, 1994.

      10.8     Consolidated Federal Income Tax Allocation Agreement among UWS, UWIC, UWPS, Compcare,
                 MMC, MRC, Valley, UWCC, YHP, HMOW, HMO-W, Inc., HTWH, United Heartland, Inc.
                 ("UHI") and Meridian Marketing Services, Inc. ("MMS") commencing January 1, 1995.

      10.9     Consolidated Federal Income Tax Allocation Agreement among UWS, UWIC, UWPS, Compcare,
                 MMC, MRC, Valley, AMS HMO Holdings, Inc. (f/k/a UWCC), Unity Health Plans Insurance
                 Corporation ("UNITY") (f/k/a HMOW), HMO-W, Inc., HTWN, UHI and MMS for the period commencing January 1, 1996, and American Medical Security Holdings, Inc., American
                 Medical Security, Inc., American Medical Insurance Company, Continental Plan
                 Services, Inc., Nurse Healthline, Inc., Accountable Health Plans, Inc., AMS
                 Provider Partnerships, Inc., Unity HMO of Illinois, Inc., American Medical Security
                 Insurance Company of Ohio and American Medical Security Insurance Company of
                 Georgia for the period commencing December 3, 1996.

                                                                                                        SEQUENTIALLY
EXHIBIT NO.                                         DESCRIPTION                                        NUMBERED PAGES
-------------  -------------------------------------------------------------------------------------  -----------------
      10.10    Amended and Restated Joint Venture Agreement by and among BCBSUW, UWS (to be assigned to the Registrant), Valley and Midelfort Clinic, Ltd., effective January 1, 1997.

      10.11    Intercompany Service Agreement between BCBSUW, UWS (to be assigned to the Registrant)
                 and UWIC, effective January 1, 1998(1).

      10.12    Intercompany Service Agreement among BCBSUW, UWS (to be assigned to the Registrant)
                 and UWIC, effective January 1, 1998(1).

      10.13    Intercompany Service Agreement among BCBSUW, UWS (to be assigned to the Registrant)
                 and UHI, effective January 1, 1998.

      10.14    Intercompany Service Agreement among BCBSUW, UWS (to be assigned to the Registrant)
                 and MMC, effective January 1, 1998.

      10.15    Intercompany Service Agreement among BCBSUW, UWS (to be assigned to the Registrant),
                 MMC and Compcare on behalf of its Pharmacy Services department, effective January
                 1, 1998.

      10.16    Intercompany Service Agreement among BCBSUW, UWS (to be assigned to the Registrant),
                 MMC and Compcare on behalf of its RxCel department, effective January 1, 1998.

      10.17    Intercompany Service Agreement among BCBSUW, UWS (to be assigned to the Registrant),
                 MMC and Compcare, effective January 1, 1998.

      10.18    Intercompany Service Agreement among BCBSUW, UWS (to be assigned to the Registrant)
                 and MRC on behalf of its Investigation and Recovery Services department, effective
                 January 1, 1998.

      10.19    Intercompany Service Agreement among BCBSUW, UWS (to be assigned to the Registrant)
                 and MRC on behalf of its Consulting Services department, effective January 1, 1998.

      10.20    Intercompany Service Agreement among BCBSUW, UWS (to be assigned to the Registrant)
                 and MRC on behalf of its Audit Services department, effective January 1, 1998.

      10.21    Intercompany Service Agreement among BCBSUW, UWS (subsequently assigned to the
                 Registrant) and UWPS, effective January 1, 1998.

      10.22    Service Agreement between BCBSUW and Valley, effective January 1, 1993.

      10.23    Service Agreement between UWS (to be assigned to the Registrant) and Community Health
                 Systems, LLC, dated November 1, 1994.

      10.24    Form of Service Agreement between United Wisconsin Services, Inc. (f/k/a Newco/UWS,
                 Inc.) and American Medical Security Group, Inc. (f/k/a United Wisconsin Services,
                 Inc.).

      10.25    Amended and Restated Joint Venture Agreement among BCBSUW, UWS (to be assigned to the
                 Registrant), University Health Care Inc. ("UHC"), U-Care HMO, Inc. ("U-CARE") and
                 Health Professionals, Inc. ("HPI") dated October 31, 1994.

      10.26    Agreement of Merger and Joint Venture by and among UWS (to be assigned to the
                 Registrant), UWS Acquisition Corporation, BCBSUW, HMO-W, Inc. and HMOW dated
                 October 11, 1994(1).

      10.27    Service Agreement between UWS (to be assigned to the Registrant) and HPI dated
                 November 1, 1994.

      10.28    License Agreement between UWS (to be assigned to the Registrant) and U-Care dated
                 November 1, 1994.

                                                                                                        SEQUENTIALLY
EXHIBIT NO.                                         DESCRIPTION                                        NUMBERED PAGES
-------------  -------------------------------------------------------------------------------------  -----------------
      10.29    Joint Venture Agreement among UWS (to be assigned to the Registrant), BCBSUW,
                 Compcare and Northwoods Health Care, LLC dated July 1, 1996, as amended October 24,
                 1996.

      10.30    Information System Service Agreement among Blue Cross Blue Shield of South Carolina and Blue Cross & Blue Shield United of Wisconsin dated August 23, 1996, as amended
                 January 1, 1997.

      10.31    Form of Trademark Assignment Agreement by and among UWS, the Registrant and UWLIC.

      10.32    Registrant's Equity Incentive Plan(1).

      10.33    1998 Management Incentive Plan(1).

      10.34    Registrant's Deferred Compensation Plan for Directors(1).

      10.35    Registrant/BCBSUW 401(k) Plan(1).

      10.36    Registrant/BCBSUW Union Employees 401(k) Plan(1).

      10.37    Unity Health Plans Insurance Corp. 1998 Profit Sharing Plan(1).

      10.38    Registrant's and BCBSUW's 1998 Profit Sharing Plan(1).

      10.39    Registrant Voluntary Deferred Compensation Plan(1).

      10.40    Registrant Deferred Compensation Trust(1).

      10.41    Registrant/BCBSUW Hourly Pension Plan(1).

      10.42    Registrant/BCBSUW Salaried Pension Plan(1).

      10.43    Registrant/BCBSUW Supplemental Executive Retirement Plan(1).

      10.44    Registrant Stock Appreciation Rights Plan(1).

      10.45    Note and Pledge Agreement dated October 30, 1996, between BCBSUW and United Wisconsin
                 Services, Inc. (subsequently to be assumed by and assigned to the Registrant).

      11       Statement regarding computation of per share earnings. (See Note 2 of Notes to
                 Combined Financial Statements).

      21       Subsidiaries of the Registrant.

      27       Financial Data Schedule.

      99       Information Statement of the Registrant dated             , 1998.

------------------------

(1) To be filed by amendment.